Exhibit 99.1

Sharps Compliance Corp. Announces Proposed Public Offering of Common Stock

Houston, TX – August 25, 2021 – Sharps Compliance Corp. (Nasdaq: SMED), a full service provider of waste management, today announced that it intends to offer shares of its common stock in an underwritten public offering. Sharps Compliance Corp. also expects to grant to the underwriters of the offering a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the underwritten public offering on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners is acting as the sole manager for the offering.

Sharps Compliance Corp. intends to use the net proceeds from this offering for the acquisition of companies, businesses, or assets, as well as for general corporate purposes.

The offer and sale of the shares of common stock to be issued in the proposed offering have been registered under a shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 30, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying prospectus will be filed with the Securities and Exchange Commission and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Sharps Compliance Corp.

Sharps Compliance Corp. is a leading national healthcare waste management provider specializing in regulated waste streams including medical, pharmaceutical and hazardous. Our services facilitate the safe and proper collection, transportation and environmentally-responsible treatment of regulated waste from customers in multiple healthcare-related markets. The markets we manage are small to medium-size healthcare waste generators including professional offices (ambulatory surgical centers, physician groups, dentists and veterinarians), long-term care facilities, government agencies, home health care, retail clinics and immunizing pharmacies. Additionally, our mailback solutions are positioned to manage waste generated in the home setting such as sharps, lancets and ultimate-user medications which generates business relationships with pharmaceutical manufacturers and other markets to provide safe and proper disposal. Lastly, we maintain a strong distribution network for the sale of our solutions within the aforementioned markets.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management and subject to risks and uncertainties that may cause actual results to differ materially, including competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events, the impact of the coronavirus COVID-19 pandemic and other risks detailed from time to time in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission, including the “Risk Factors” section of the preliminary prospectus supplement, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.